Exhibit 10.38

FIRST AMENDMENT

TO THE

FIRST COMMUNITY FINANCIAL PARTNERS, INC.

2016 EQUITY INCENTIVE PLAN

WHEREAS, First Community Financial Partners, Inc. (the “Company”) maintains the First Community Financial Partners, Inc. 2016 Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Article 6 of the Plan, the Board of Directors (the “Board”) of the Company has reserved to itself the power, authority and discretion to amend the Plan from time-to-time;

WHEREAS, the Board has determined that it is in the best interest of the Company to amend the Plan in order to revise the tax withholding provisions; and

WHEREAS, the Board has duly authorized the undersigned officer to carry out the foregoing.

NOW, THEREFORE, effective as of July 2, 2017, the Plan be and hereby is amended in the following particulars:

1.                                      The last sentence of Section 7.8 shall be deleted and replaced with the following new sentence:

“Except as otherwise provided by the Committee, such withholding obligations may be satisfied:  (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns; or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction.”

2.                                      In all other respects the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer this 20th day of June, 2017.

FIRST COMMUNITY FINANCIAL PARTNERS, INC.

By:	/s/ Patrick J. Roe

Its:	President and COO